UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Cummings Center Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

(770) 379-2800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ARA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07          Submission of Matters to a Vote of Security Holders.

On January 14, 2021, American Renal Associates Holdings, Inc., a Delaware corporation (“ARA”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider the proposals identified in the definitive proxy statement filed by ARA with the Securities and Exchange Commission (the “SEC”) on December 15, 2020 and the supplemental disclosure to the definitive proxy statement filed by ARA with the SEC on January 6, 2021 (collectively, the “Definitive Proxy Statement”) related to the Agreement and Plan of Merger, dated as of October 1, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among ARA, IRC Superman Midco, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Nautic Partners, LLC, and Superman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into ARA (the “Merger”), with ARA continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As of December 4, 2020, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 34,543,295 shares of ARA common stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 29,065,024 shares of Common Stock, representing approximately 84.14% of the issued and outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business for all matters presented at the Special Meeting.

At the Special Meeting, ARA stockholders considered two proposals, each of which is described in more detail in the Definitive Proxy Statement. The final results regarding each proposal are set forth below.

Proposal No. 1 – To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,552,576	464,334	48,114	0

The Merger Proposal was approved by the requisite vote of ARA stockholders.

Proposal No. 2 – To approve the continuation, postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal, at the time of the Special Meeting.

Adjournment of the Special Meeting was deemed not necessary or appropriate and Proposal No. 2 was not acted upon because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2021	AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

	By:	/s/ Mark Herbers
	Name:	Mark Herbers
	Title:	Interim Chief Financial Officer